Exhibit 99

Resideo Announces First Quarter 2026 Financial Results
•Net revenue of $1.91 billion, up 8% year-over-year and above the high-end of outlook range; P&S up 9% and ADI up 8%
•Total company gross margin of 28.8%; 12 consecutive quarters of year-over-year gross margin expansion achieved at P&S
•Net income of $38 million, compared to net income of $6 million in first quarter of 2025; Adjusted EBITDA(1) of $215 million, up 28% year-over-year and above the high-end of outlook range
•GAAP diluted EPS of $0.17; Adjusted EPS(1) of $0.65, up 3% year-over-year and above the high-end of outlook range

SCOTTSDALE, Ariz., May 12, 2026 – Resideo Technologies, Inc. (NYSE: REZI), a leading global manufacturer, developer, and distributor of technology-driven sensing and controls products and solutions for residential and commercial end-markets, today announced preliminary financial results for the first quarter ended April 4, 2026.

First Quarter 2026 Financial Highlights
•Net revenue of $1,912 million, up 8% compared to $1,770 million in first quarter 2025, and above the high-end of outlook range
•Total company gross margin of 28.8%, down 10 basis points year-over-year
•Net income of $38 million, compared to net income of $6 million in first quarter 2025
•Adjusted EBITDA(1) of $215 million, up 28% compared to $168 million in first quarter 2025, and above the high-end of outlook range
•Diluted EPS of $0.17 and Adjusted EPS(1) of $0.65 compared to diluted loss per share of $0.02 and Adjusted EPS(1) of $0.63 in the first quarter 2025; first quarter 2026 Adjusted EPS(1) was above the high-end of outlook range
•Reported cash used by operating activities was $145 million compared to cash used by operating activities of $65 million in first quarter 2025
Management Remarks

“Our first quarter results reflect the continued strong operational execution of both businesses in a dynamic macro-economic environment, resulting in results that exceeded the high end of our outlook range for all financial metrics,” said Jay Geldmacher, Resideo’s President and CEO.

“I am very pleased with the focus, discipline, and leadership demonstrated by the P&S and ADI teams. The team’s operational performance, along with the achievement of key business separation milestones, builds momentum and conviction for each company as we approach completion of the ADI spin-off later this year.”

(1) This press release includes certain “non-GAAP financial measures” as defined under the Securities Exchange Act of 1934. Resideo management believes the use of such non-GAAP financial measures, including Adjusted EBITDA, Adjusted Net Income, Adjusted EPS, and Adjusted Cash Provided by Operations, assists investors in understanding the ongoing operating performance of Resideo by presenting the financial results between periods on a more comparable basis. See reconciliations of U.S. GAAP results to adjusted results in the accompanying tables.

Products and Solutions First Quarter 2026 Highlights
•Net revenue of $706 million, up 9% compared to 2025
•Gross margin of 41.8%, up 40 basis points compared to 2025
•Income from operations of $128 million, compared to $136 million in 2025
•Adjusted EBITDA(1) of $177 million, or 25.1% of revenue, compared to $158 million, or 24.3% of revenue in 2025
P&S delivered net revenue of $706 million in the first quarter 2026, up 9% compared to first quarter 2025, including a favorable impact of approximately 200 basis points from foreign currency. Revenue grew year-over-year across substantially all our sales channels and product families. Revenue growth was driven by a combination of price realization, primarily in our OEM and security channels, and by customer demand for our new products, primarily in our retail and electrical distribution channels.
Gross margin was 41.8%, compared to 41.4% in first quarter 2025 due primarily to the continued achievement of structural operating efficiencies. Research and development expenses increased $9 million due primarily to investments supporting new product launches to drive future growth. Selling, general and administrative expenses were up $18 million driven primarily by a one-time litigation settlement. Restructuring expenses increased $7 million as we strategically optimize our global manufacturing footprint. Income from operations of $128 million in first quarter 2026 was down from $136 million in first quarter 2025 due primarily to the one-time litigation settlement and restructuring expenses. Adjusted EBITDA(1) grew 12% year-over-year to $177 million compared to $158 million in 2025.
ADI Global Distribution First Quarter 2026 Highlights
•Net revenue of $1,206 million, up 8% compared to 2025
•Gross margin of 21.2%, down 40 basis points compared to 2025
•Income from operations of $34 million, compared to $34 million in 2025
•Adjusted EBITDA(1) of $66 million, or 5.5% of revenue, compared to $72 million or 6.4% of revenue in 2025

ADI first quarter 2026 net revenue of $1,206 million was up 8% year-over-year, and reflects average daily sales growth of 1% year-over-year and four extra sales days in the current quarter. Both growth metrics include an approximate 1% favorable impact from foreign currency. Net revenue growth was driven by demand in the security, professional audio-visual, and data communications categories, partially offset by the residential audio-visual category due primarily to a continued soft U.S. residential market. E-commerce revenue grew 12% year-over-year, driven primarily by greater customer adoption. Exclusive Brands revenue also grew 7% year-over-year driven by positive momentum for our new products.

Gross margin was 21.2%, compared to 21.6% in first quarter 2025 due primarily to higher fuel costs for freight and unfavorable product sales mix. Research and development expenses increased $4 million due primarily to investments supporting new product launches that are intended to drive future growth. Selling, general and administrative were up $13 million driven primarily by higher variable costs during the four extra sales days. Income from operations of $34 million in first quarter 2026 was consistent with first quarter 2025 results. Adjusted EBITDA(1) decreased 8% to $66 million compared to $72 million in 2025.
Cash Flow and Liquidity
Net cash used by operating activities was $145 million in first quarter 2026, compared to cash used in operating activities of $65 million in first quarter 2025. The decrease was primarily driven by business separation activities, higher cash interest paid, and working capital dynamics. At April 4, 2026, Resideo had cash and cash equivalents of $438 million and total outstanding debt of $3.23 billion.

Outlook
The Company re-affirms its full year 2026 outlook and initiates its outlook for the second quarter 2026.

($ in millions, except per share data)	Q2 2026	2026
Net revenue	$1,916 - $1,940	$7,800 - $7,900
Non-GAAP Adjusted EBITDA(1)	$216 - $230	$935 - $985
Non-GAAP Adjusted Earnings Per Share(1)	$0.71 - $0.75	$3.00 - $3.20
Conference Call and Webcast Details
Resideo will hold a conference call with investors on May 12, 2026, at 5:00 p.m. ET. The webcast can be accessed at https://investor.resideo.com, where the webcast link and related materials will be posted before the call. A replay of the webcast will be available following the presentation.
About Resideo
Resideo is a leading manufacturer, developer, and distributor of technology-driven sensing and controls products and solutions for residential and commercial end-markets. We are a leader in the home heating, ventilation, and air conditioning controls markets, smoke and carbon monoxide detection home safety and fire suppression products markets, and security products markets. Our solutions and services can be found in over 150 million residential and commercial spaces globally, with tens of millions of new devices sold annually. For more information about Resideo and our trusted, well-established brands including First Alert, Honeywell Home, BRK, Control4, and others, visit www.resideo.com.

Contacts:

Investors:	Media:
Christopher T. Lee	Garrett Terry
Global Head of Strategic Finance	Corporate Communications Manager
investorrelations@resideo.com	garrett.terry@resideo.com

Forward-Looking Statements
This release and the related conference call contain “forward-looking statements.” All statements, other than statements of fact, that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks and uncertainties, which may cause the actual results or performance of the Company to differ materially from such forward-looking statements. Such risks and uncertainties include, but are not limited to, (1) our ability to achieve our outlook regarding the second quarter 2026 and full year 2026, (2) our ability to recognize the expected savings from, and the timing and impact of, our existing and anticipated cost reduction actions, and our ability to optimize our portfolio and operational footprint, (3) the amount of our obligations and nature of our contractual restrictions pursuant to, and disputes that have or may hereafter arise under the agreements we entered into with Honeywell in connection with the spin-off of Resideo from Honeywell, (4) the ability of Resideo to drive increased customer value and financial returns and enhance strategic and operational capabilities, (5) risks and uncertainties relating to tariffs that have been or may be imposed by the United States and other governments, (6) risks related to our anticipated separation of Resideo Technologies’ Products & Solutions and ADI Global Distribution businesses into two independent publicly traded companies, including the timing thereof and that we may experience operational or other disruptions as a result of the separation and the planning therefor, and (7) the other risks described under the headings “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2025 and other periodic filings we make from time to time with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance, and actual results, developments, and business decisions may differ from those envisaged by our forward-looking statements. Except as required by law, we undertake no obligation to update such statements to reflect events or circumstances arising after the date of this press release and we caution investors not to place undue reliance on any such forward-looking statements.

Use of Non-GAAP Measures
This press release includes certain “non-GAAP financial measures” as defined under the Securities Exchange Act of 1934 and in accordance with Regulation G thereunder. Management believes the use of such non-GAAP financial measures assists investors in understanding the ongoing operating performance of the Company by presenting financial results between periods on a more comparable basis. Such non-GAAP financial measures should not be construed as an alternative to reported results determined in accordance with U.S. GAAP. Readers should also consider the limitations associated with these non-GAAP financial measures, including the potential lack of comparability of these measures from one company to another.

We have included reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and provided in accordance with U.S. GAAP at the end of this release. A reconciliation of the forecasted range for Adjusted EBITDA and Adjusted Earnings Per Share for the second quarter of 2026 and for the full year 2026 are not included in this release due to the number of variables in the projected range and because we are currently unable to quantify accurately without unreasonable efforts certain amounts that would be required to be included in the U.S. GAAP measure or the individual adjustments for such reconciliation. In addition, we believe such reconciliation would imply a degree of precision that would be confusing or misleading to investors. However, for the second quarter of 2026 and full year 2026 respectively, we anticipate the following expenses in our GAAP to non-GAAP reconciliation: depreciation and amortization of $53 million and $212 million, interest expense, net of $46 million and $181 million, and stock-based compensation expense of $14 million and $58 million.

Table 1: CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended
(in millions, except per share data)	April 4, 2026	March 29, 2025
Net revenue	$1,912	$1,770
Cost of goods sold	1,361	1,259
Gross profit	551	511
Operating expenses:
Research and development expenses	48	35
Selling, general and administrative expenses	340	306
Intangible asset amortization	31	30
Restructuring expenses	6	4
Business separation costs	24	—
Total operating expenses	449	375
Income from operations	102	136
Indemnification Agreement expense (1)	—	90
Other expense (income), net	—	6
Interest expense, net	47	25
Net income before taxes	55	15
Provision for income taxes	17	9
Net income	38	6
Less: preferred stock dividends	9	9
Less: undistributed income allocated to preferred stockholders	3	—
Net income (loss) available to common stockholders	$26	$(3)

Earnings (loss) per common share:
Basic	$0.17	$(0.02)
Diluted	$0.17	$(0.02)

Weighted average common shares outstanding:
Basic	151	148
Diluted	155	148
(1) Represents the expense incurred pursuant to the Indemnification Agreement, which, prior to its termination, had an annual cash payment cap of $140 million. The following table summarizes information concerning the Indemnification Agreement:

	Three Months Ended
(in millions)	April 4, 2026	March 29, 2025
Accrual for Indemnification Agreement liabilities deemed probable and reasonably estimable	$—	$90
Cash payments made to Honeywell prior to the third quarter of 2025	—	(35)
Indemnification Agreement non-GAAP adjustment	$—	$55

Table 2: CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in millions, except par value)	April 4, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$438	$661
Accounts receivable, net	1,114	1,073
Inventories, net	1,357	1,354
Other current assets	265	270
Total current assets	3,174	3,358

Property, plant and equipment, net	444	447
Goodwill	3,096	3,100
Intangible assets, net	1,069	1,091
Other assets	424	437
Total assets	$8,207	$8,433

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,015	$1,131
Accrued liabilities	516	624
Total current liabilities	1,531	1,755

Long-term debt	3,165	3,167
Other liabilities	589	594
Total liabilities	5,285	5,516

Stockholders’ equity:
Preferred stock, $0.001 par value: 100 shares authorized, 0.5 shares issued and outstanding, and $500 liquidation preference at April 4, 2026 and December 31, 2025	482	482
Common stock, $0.001 par value: 700 shares authorized, 160 and 151 shares issued and outstanding at April 4, 2026, respectively, and 158 and 150 shares issued and outstanding at December 31, 2025, respectively	—	—
Additional paid-in capital	2,410	2,391
Retained earnings	374	345
Accumulated other comprehensive loss	(168)	(157)
Treasury stock at cost	(176)	(144)
Total stockholders’ equity	2,922	2,917
Total liabilities and stockholders’ equity	$8,207	$8,433

Table 3: CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended
(in millions)	April 4, 2026	March 29, 2025
Cash Flows From Operating Activities:
Net income	$38	$6
Adjustments to reconcile net income to net cash in operating activities:
Depreciation and amortization	51	47
Restructuring expenses	6	4
Stock-based compensation expense	14	15
Other, net	—	6
Changes in assets and liabilities:
Accounts receivable, net	(42)	(13)
Inventories, net	(6)	17
Other current assets	6	9
Accounts payable	(106)	(101)
Accrued liabilities	(114)	(112)
Non-current obligations payable under the Indemnification Agreement	—	54
Other, net	8	3
Net cash used in operating activities	(145)	(65)
Cash Flows From Investing Activities:
Capital expenditures	(36)	(31)
Net cash used in investing activities	(36)	(31)
Cash Flows From Financing Activities:
Repayments of long-term debt	(5)	—
Acquisition of treasury stock to cover stock award tax withholding	(32)	(15)
Preferred stock dividend payments	(9)	(9)
Other financing activities, net	4	2
Net cash used in financing activities	(42)	(22)
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	1	3
Net decrease in cash, cash equivalents and restricted cash	(222)	(115)
Cash, cash equivalents and restricted cash at beginning of period	662	693
Cash, cash equivalents and restricted cash at end of period	$440	$578

Table 4: SUMMARY OF FINANCIAL RESULTS (UNAUDITED)

	Q1 2026
(in millions)	Products and Solutions	ADI Global Distribution	Corporate	Total Company
Net revenue	$706	$1,206	$—	$1,912
Cost of goods sold	411	950	—	1,361
Gross profit	295	256	—	551
Research and development expenses	36	12	—	48
Selling, general and administrative expenses	119	186	35	340
Intangible asset amortization	6	24	1	31
Restructuring expenses	6	—	—	6
Business separation costs	—	—	24	24
Income (loss) from operations	$128	$34	$(60)	$102

	Q1 2025
(in millions)	Products and Solutions	ADI Global Distribution	Corporate	Total Company
Net revenue	$649	$1,121	$—	$1,770
Cost of goods sold	380	879	—	1,259
Gross profit	269	242	—	511
Research and development expenses	27	8	—	35
Selling, general and administrative expenses	101	173	32	306
Intangible asset amortization	6	23	1	30
Restructuring expenses	(1)	4	1	4
Income (loss) from operations	$136	$34	$(34)	$136

	Q1 2026 % change compared with prior period
	Products and Solutions	ADI Global Distribution	Corporate	Total Company
Net revenue	9%	8%	N/A	8%
Cost of goods sold	8%	8%	N/A	8%
Gross profit	10%	6%	N/A	8%
Research and development expenses	33%	50%	N/A	37%
Selling, general and administrative expenses	18%	8%	9%	11%
Intangible asset amortization	—%	4%	—%	3%
Income (loss) from operations	(6)%	—%	76%	(25)%

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED DILUTED EARNINGS PER SHARE AND NET INCOME (LOSS) COMPARISON
(Unaudited)
RESIDEO TECHNOLOGIES, INC.

	Three Months Ended
(in millions, except per share data)	April 4, 2026	March 29, 2025
GAAP Net income	$38	$6
Less: preferred stock dividends	9	9
Less: undistributed income allocated to preferred stockholders	3	—
GAAP Net income (loss) available to common stockholders	26	(3)
Indemnification Agreement non-GAAP adjustment (1)	—	55
Intangible asset amortization	31	30
Business separation costs	24	—
Litigation settlement	18	—
Stock-based compensation expense	14	15
Restructuring expenses	6	4
Undistributed income allocated to preferred stockholders	3	—
Other (2)	1	7
Tax effect of applicable non-GAAP adjustments (3)	(22)	(14)
Non-GAAP Adjusted net income	$101	$94

	Three Months Ended
	April 4, 2026	March 29, 2025
GAAP Net income (loss) available to common shareholders per diluted common share	$0.17	$(0.02)
Indemnification Agreement non-GAAP adjustment (1)	—	0.37
Intangible asset amortization	0.20	0.20
Business separation costs	0.15	—
Litigation settlement	0.12	—
Stock-based compensation expense	0.09	0.10
Restructuring expenses	0.04	0.03
Undistributed income allocated to preferred stockholders	0.02	—
Other (2)	—	0.05
Tax effect of applicable non-GAAP adjustments (3)	(0.14)	(0.10)
Non-GAAP Adjusted diluted earnings per share	$0.65	$0.63
(1)Refer to the Unaudited Consolidated Statements of Operations herein.
(2)Other includes net periodic pension benefit costs, excluding service costs, foreign exchange transaction loss (income), acquisition and miscellaneous other non-recurring, non-operating income and losses.
(3)We calculate the tax effect of relevant non-GAAP adjustments by applying a flat statutory tax rate of 25% for all non-deductible and taxable adjustments.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED EBITDA AND NET INCOME COMPARISON
(Unaudited)

RESIDEO TECHNOLOGIES, INC.

	Three Months Ended
(in millions)	April 4, 2026	March 29, 2025
Net revenue	$1,912	$1,770

GAAP Net income	$38	$6
GAAP Net income as a % of net revenue	2.0%	0.3%
Provision for income taxes	17	9
GAAP Net income before taxes	55	15
Indemnification Agreement non-GAAP adjustment (1)	—	55
Depreciation and amortization	51	47
Interest expense, net	47	25
Business separation costs	24	—
Litigation settlement	18	—
Stock-based compensation expense	14	15
Restructuring expenses	6	4
Other (2)	—	7
Non-GAAP Adjusted EBITDA	$215	$168
Non-GAAP Adjusted EBITDA as a % of net revenue	11.2%	9.5%
(1)Refer to the Unaudited Consolidated Statements of Operations herein.
(2)Other includes net periodic pension benefit costs, excluding service costs, foreign exchange transaction loss (income), acquisition and miscellaneous other non-recurring, non-operating income and losses.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(Unaudited)

PRODUCTS AND SOLUTIONS SEGMENT

	Three Months Ended
(in millions)	April 4, 2026	March 29, 2025
Net revenue	$706	$649

GAAP Income from operations	$128	$136
GAAP Income from operations as a % of net revenue	18.1%	21.0%
Litigation settlement	18	—
Restructuring expenses	6	(1)
Stock-based compensation expense	5	5
Other (1)	$(1)	$(1)
Non-GAAP Adjusted Income from Operations	$156	$140
Depreciation and amortization	21	18
Non-GAAP Adjusted EBITDA	$177	$158
Non-GAAP Adjusted EBITDA as a % of net revenue	25.1%	24.3%
(1)     Other includes other miscellaneous adjustments.

ADI GLOBAL DISTRIBUTION SEGMENT

	Three Months Ended
(in millions)	April 4, 2026	March 29, 2025
Net revenue	$1,206	$1,121

GAAP Income from operations	$34	$34
GAAP Income from operations as a % of net revenue	2.8%	3.0%
Stock-based compensation expense	4	4
Restructuring expense	—	4
Other (1)	(1)	2
Non-GAAP Adjusted Income from Operations	$37	$44
Depreciation and amortization	29	28
Non-GAAP Adjusted EBITDA	$66	$72
Non-GAAP Adjusted EBITDA as a % of net revenue	5.5%	6.4%
(1)     Other includes other miscellaneous adjustments and acquisition costs.